UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2018

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

As part of our cost reduction efforts, our Vice President—Marketing, Kristine Mechem, agreed to take sabbatical leave commencing June 11, 2018. The initial sabbatical period will end on September 10, 2018, but may be extended by OncoCyte for up to an additional three months. During the sabbatical period, Ms. Mechem will be treated as an employee on unpaid leave, meaning that she will be entitled to participate in employee benefit plans but will not receive her salary other than for any available paid time off days that she may elect to utilize. If OncoCyte elects to terminate Ms. Mechem’s employment during the sabbatical period, or determines not to reinstate her salary after the sabbatical period, or if she declines to continue her sabbatical following OncoCyte’s election to extend the sabbatical period, she will be entitled to the severance benefits provided by her employment agreement.

In connection with Ms. Mechem’s agreement to take a sabbatical, she was granted options to purchase 50,000 shares of OncoCyte common stock under our Employee Stock Option Plan (the “Plan”). The exercise price of the options is $2.85 per share, the fair market value of OncoCyte common stock determined in accordance with the Plan. The options shall become exercisable upon vesting. One half of the option will vest upon the filing of the Medicare dossier for a local coverage determination for our DetermaVu™ lung cancer diagnostic test, and one half of the options will vest upon OncoCyte obtaining a Medicare local coverage determination for DetermaVu™. Vesting is subject to Ms. Mechem’s continued service as an employee on the applicable vesting date.

On June 13, 2018, we entered into a memorandum of agreement with our Chief Financial Officer, Mitchell Levine, pursuant to which, as part of our cost reduction efforts, Mr. Levine agreed to a temporary 10% salary reduction for the period June 10 to December 31, 2018. In the event of a termination of Mr. Levine’s employment that would entitle him to severance payments under his employment agreement, the severance payments would be determined with reference to his base salary before the 10% salary reduction.

In connection with Mr. Levine’s acceptance of a salary reduction, he was granted options to purchase 45,000 shares of OncoCyte common stock under the Plan. The exercise price of the options is $2.55 per share, the fair market value of OncoCyte common stock determined in accordance with the Plan. The options shall become exercisable upon vesting. One half of the option shall vest upon the completion of a clinical validation study manuscript for DetermaVu™, and one-half of the options shall vest upon the commencement of a clinical utility study of DetermaVu™.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: June 19, 2018	By:	/s/ William Annett
William Annett
President and Chief Executive Officer

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